Exhibit 10.4
Amendment to the Letter Agreement for Africa
between
AGCO International GmbH, Neuhausen, Switzerland
(“AGCO” which expression shall include its successors and assigns)
and
Tractors and Farm Equipment Limited
(“TAFE” which expression shall include its successors and assigns)
AGCO and TAFE hereby agree to amend certain provisions of the Letter Agreement for Africa previously signed on 29.10.2009 (“Letter Agreement for Africa”) as follows:
1.In the first line of Para — 1 under the caption “PURCHASE AND SALE” for the existing words “tractors 45HP to 105 HP range”, the same shall be replaced with the words “tractors 45 HP to 85 HP range”.
2.    In the first paragraph of Clause 1, the word “Africa” shall be replaced with “Angola, Kenya, Malawi, Morocco, Nigeria and South Africa” such that the term “Territory” used in the Letter Agreement for Africa shall mean Angola, Kenya, Malawi, Morocco, Nigeria and South Africa.
3.    All the amendments shall be applicable from the date on which this amended agreement is executed by the parties.
All references to the term “Phase 1 Markets” shall be replaced with the term “Territory”.

4.    The following paragraphs and clauses shall be deleted:

a.	The second paragraph of Clause 1 commencing “In the first phase” to “upon signing this agreement”,

b.	in the third paragraph of Clause 1, all words other than “TAFE will continue its existing operations in other territories of Africa”;

c.	Clauses 6.b and 6.c;

d.	Clause 7.c;
5.    The following paragraph shall be added at the end of Clause 4:
“AGCO agrees not to purchase MF Heritage tractors from Millat Tractors Limited for sale into the Territory which are proven to contain, and which AGCO is made aware contain, patents or designs solely developed as well as commercially implemented by TAFE into MF Heritage tractors (including MF2600 series) in the range of 35 to 85 HP and which patents or designs have not been licensed, directly or indirectly, to Millat Tractors Limited.”
6.    Apart from the amendments to the Letter Agreement for Africa stated herein, all other provisions of the Letter Agreement for Africa shall be valid and binding on AGCO and TAFE.

M/s. Tractors and Farm Equipment Limited	M/s. AGCO International GmbH
By:/s/ Mallika Srinivasan	By: /s/ Frédéric Devienne
Vice President Finance, EME &APA
Its Authorised signatory	Its Authorised signatory
Place: Chennai	Place: Neuhausen
Date: 14th July 2017	Date: 19th July 2017

/s/ R.N. Batkin
24th July 2017